Exhibit 10.4

SPONSOR SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made as of March 31, 2023, by and among (i) TruGolf, Inc. a Nevada corporation (the “Company”), (ii) Deep Medicine Acquisition Corp., a Delaware corporation (together with its successors, “Purchaser”), and (iii) Bright Vision Sponsor LLC, a Delaware limited liability company (“Sponsor”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, on or about the date hereof, (i) the Purchaser, (ii) DMAC Merger Sub Inc., a Nevada corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) the Company, (iv) Sponsor, in the capacity as the Purchaser Representative thereunder, and (v) Christopher Jones, an individual, in the capacity as the Seller Representative thereunder, entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other things, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), (a) Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving entity and a wholly-owned subsidiary of Purchaser, and (ii) the Company Stockholders will receive the Merger Consideration, in each case upon the terms and subject to the conditions set forth in the Merger Agreement (such transactions, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Nevada Revised Statutes;

WHEREAS, as of the date hereof, Sponsor is the record and beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the Purchaser Common Stock set forth on the signature page of this Agreement, which shares and any additional Purchaser Common Stock (or any securities convertible into or exercisable or exchangeable for Purchaser Common Stock) in which Sponsor acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Shares”);

WHEREAS, the Board of Directors of Purchaser has (a) approved and declared advisable the Transactions, (b) determined that the Transactions are fair to and in the best interests of Purchaser and its stockholders (the “Purchaser Stockholders”) and (c) recommended the approval and the adoption by each of the Purchaser Stockholders of the Merger Agreement, the Merger, the Ancillary Documents, the Transactions and the other Purchaser Stockholder Approval Matters; and

WHEREAS, as a condition to the willingness of Purchaser and the Company to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Sponsor thereunder, and the expenses and efforts to be undertaken by the Company and Purchaser to consummate the Transactions, the Company, Purchaser and Sponsor desire to enter into this Agreement in order for Sponsor to provide certain assurances to Purchaser and the Company regarding the manner in which Sponsor is bound hereunder, in its capacity as a Purchaser Stockholder, to vote the Shares during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Merger, the Ancillary Documents and the Transactions.

1

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions. Sponsor agrees, with respect to all of the Shares, during the Voting Period, that Sponsor will:

(a) at each meeting of the Purchaser Stockholders or any class or series thereof, and in each written consent or resolutions of any of the Purchaser Stockholders in which Sponsor is entitled to vote or consent, be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares (A) in favor of: (i) the adoption and approval of this Agreement and the Transactions, (ii) the approval of the Amended Purchaser Charter, (iii) such other matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions, and (iv) the adjournment of the Purchaser Special Meeting, if necessary or desirable in the reasonable determination of Purchaser and (B) in opposition to: (i) any Acquisition Proposal and (ii) any other action or proposal involving Purchaser that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled;

(b) execute and deliver all related documentation and take such other action in support of the Merger, the Merger Agreement, any Ancillary Documents and any of the Transactions as shall reasonably be requested by the Company or Purchaser in order to carry out the terms and provision of this Section 1, including, without limitation, (i) any actions by written consent of Purchaser Stockholders presented to Sponsor with respect to the matters in Section 1(a), and (ii) any applicable Ancillary Documents, and any consent, waiver, governmental filing, and any similar or related documents;

(c) not deposit, and to cause its Affiliates not to deposit, except as provided in this Agreement, any Shares owned by Sponsor or its Affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by Purchaser and the Company in connection with the Merger Agreement, the Ancillary Documents and any of the Transactions; and

(d) except as contemplated by the Merger Agreement or the Ancillary Documents, not make, or in any manner participate in, directly or indirectly, a “solicitation “of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Purchaser capital stock in connection with any vote or other action with respect to the Transactions, other than to recommend that Purchaser Stockholders vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the Company or Purchaser under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement).

2. Grant of Proxy. During the Voting Period, the Sponsor, with respect to all of the Sponsor’s Shares, hereby irrevocably grants to, and appoints, Purchaser and any designee of Purchaser (determined in Purchaser’s sole discretion) as Sponsor’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Sponsor’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Shares owned (whether beneficially or of record) by Sponsor, solely on the matters and in the manner specified in Section 1 above. The proxy and power of attorney granted by Sponsor pursuant to this Section 2 are irrevocable and are granted in consideration of Purchaser entering into this Agreement and the Company and Purchaser entering into the Merger Agreement and incurring certain related fees and expenses. Sponsor hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement. Sponsor and Purchaser each agrees that Purchaser shall exercise (and shall not fail to exercise) its rights as attorney-in-fact and proxy in accordance with the provisions of Section 1 of this Agreement.

2

3. Other Covenants.

(a) No Transfers. Sponsor agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without the joint written consent of Purchaser and the Company, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (B) grant any proxies or powers of attorney with respect to any or all of the Shares; or (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Purchaser Organizational Documents, as in effect on the date hereof) with respect to any or all of the Shares; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Sponsor’s ability to perform its obligations under this Agreement. Purchaser hereby agrees that it shall not permit any Transfer of the Shares in violation of this Agreement. Sponsor agrees with, and covenants to, the Company and Purchaser that Sponsor shall not request that Purchaser register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of this Agreement without the prior written consent of the Company, and Purchaser hereby agrees that it shall not effect any such Transfer.

(b) Permitted Transfers. Section 3(a) shall not prohibit a Transfer of Shares by Sponsor (i) to any member or equity holder of Sponsor, (ii) to any Affiliate of Sponsor, or (iii) to any Person if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Law so long as, in the case of the foregoing clauses (i), (ii) and (iii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement. During the term of this Agreement, Purchaser will not register or otherwise recognize the transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Sponsor’s Shares, except as permitted by, and in accordance with, this Section 3(b).

(c) Changes to Shares. In the event of a share dividend or distribution, or any change in the share capital of Purchaser by reason of any share dividend or distribution, share split, recapitalization, combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such share dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Sponsor agrees, during the Voting Period, to notify the Company and Purchaser promptly in writing of any changes in Sponsor’s ownership of Purchaser securities.

(d) Compliance with Merger Agreement. Sponsor agrees that, during the Voting Period, Sponsor will not take or agree or commit to take any action that would make any representation and warranty of Sponsor contained in this Agreement inaccurate in any material respect, except for transfers as permitted by, and in accordance with, Section 3(b) above.

3

(e) Publicity. Sponsor shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of Purchaser and the Company, unless such information was already made available publicly by Purchaser or the Company. Nothing herein shall (a) restrict Sponsor’s right to furnish or disclose to its limited partners, members or stockholders any information with respect to the Transactions or the transactions contemplated herein or (b) grant Sponsor any right to disclose information which Sponsor is prohibited from disclosing pursuant to a non-disclosure agreement. Sponsor understands that, prior to the announcement by Purchaser and the Company, the Merger Agreement and related agreements and the terms thereof constitute material non-public information and may not be used or disclosed by the Sponsor. Sponsor hereby authorizes Purchaser and the Company to publish and disclose in any announcement or disclosure required by the SEC or Nasdaq (including all documents and schedules filed with the SEC in connection with the foregoing) Sponsor’s identity and ownership of the Shares and the nature of Sponsor’s commitments and agreements under this Agreement, the Merger Agreement and any other Ancillary Documents.

4. Representations and Warranties of Sponsor. Sponsor hereby represents and warrants to Purchaser and the Company as follows[, except to the extent set forth in a schedule delivered by Sponsor to the Company and Purchaser prior to the execution by Sponsor of this Agreement]:

(a) Binding Agreement. Sponsor is (i) a limited liability company duly organized and validly existing under the laws of the jurisdiction of its organization and (ii) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Sponsor has been duly authorized by all necessary limited liability company action on the part of Sponsor. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms (subject to the Enforceability Exceptions). Sponsor understands and acknowledges that Purchaser and the Company are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Sponsor.

(b) Ownership of Shares. As of the date hereof, Sponsor has beneficial ownership over the type and number of the Shares set forth under Sponsor’s name on the signature page hereto, is the lawful owner of such Shares, has the sole power to vote or cause to be voted such Shares, and has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, the Merger Agreement, applicable securities Laws, Purchaser’s Organizational Documents or Sponsor’s Organizational Documents, as in effect on the date hereof. Except as described on Schedule 3.17 to the Merger Agreement, there are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by the Company or Purchaser pursuant to arrangements made by Sponsor. Except for the Shares and other securities of Purchaser set forth under Sponsor’s name on the signature page hereto, as of the date of this Agreement, Sponsor is not a beneficial owner or record holder of any: (i) equity securities of Purchaser, (ii) securities of Purchaser having the right to vote on any matters on which the holders of equity securities of Purchaser may vote or which are convertible into or exchangeable for, at any time, equity securities of Purchaser or (iii) options, warrants or other rights to acquire from Purchaser any equity securities or securities convertible into or exchangeable for equity securities of Purchaser.

(c) No Conflicts. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, if any, no filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other Person is necessary for the execution of this Agreement by Sponsor, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby, which, if required, has not been obtained prior to the date hereof. None of the execution and delivery of this Agreement by Sponsor, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of formation or limited liability company agreement of Sponsor, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Sponsor is a party or by which Sponsor or any of the Shares or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Sponsor’s ability to perform its obligations under this Agreement in any material respect.

4

(d) No Inconsistent Agreements. Sponsor hereby represents and covenants that, except for this Agreement, Sponsor (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Sponsor’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Sponsor contained herein untrue or incorrect in any material respect or have the effect of preventing Sponsor from performing any of its material obligations under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Purchaser and the Company hereby acknowledge that the Shares are subject to certain transfer restrictions and voting obligations (consistent with the obligations under this Agreement) under the letter agreement, dated October 26, 2021 (the “Insider Letter”), among Purchaser, Sponsor and other parties thereto.

5. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Company, Purchaser or Sponsor shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of the Company, Purchaser and Sponsor, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), (iii) the date of termination of the Merger Agreement in accordance with its terms, (iv) at the election of Sponsor, any amendment to the Merger Agreement or any waiver of any provision of the Merger Agreement which amendment or waiver is adverse to Sponsor in a manner disproportionate to the other Purchaser Stockholders as a whole and which has not been approved by the Board of Directors of Purchaser, and (v) if the Outside Date is extended for a period of more than thirty (30) days unless such further extension has received the approval of the Board of Directors of Purchaser. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s material breach of, or fraud committed in connection with, this Agreement prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 5(a) shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns. Except for transfers as permitted by, and in accordance with, Section 3(b) above, this Agreement and all obligations of Sponsor are personal to Sponsor and may not be assigned, transferred or delegated by Sponsor at any time without the prior written consent of the Company and Purchaser, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

5

(d) Arbitration. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 5(d)) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 5(d). A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the state of New York. Time is of the essence. Each party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Merger Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English.

(e) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. Subject to Section 5(d), all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the New York (or in any appellate courts thereof) (the “Specified Courts”). Subject to Section 5(d), each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 5(i). Nothing in this Section 5(e) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

6

(f) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THEOTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(f).

(g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including”(and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h) Capacity as a Purchaser Stockholder. Sponsor signs this Agreement solely in Sponsor’s capacity as a Purchaser Stockholder. Notwithstanding anything herein to the contrary, nothing herein shall in anyway restrict a director or officer of Purchaser in the exercise of his or her fiduciary duties as a director or officer of Purchaser or prevent or be construed to create any obligation on the part of any director or officer of Purchaser from taking any action in his other capacity as such director or officer.

(i) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) by facsimile, email or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized international overnight courier service or (iv) five (5) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser, to:

Deep Medicine Acquisition Corp.

595 Madison Avenue, 12th Floor

New York, NY 10017

Attn: Humphrey P. Polanen, CEO

Telephone No.: (917) 289-2776

Email: humphrey.polanen@gmail.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Barry I. Grossman, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

7

If to the Company, to: TruGolf, Inc. 60 North 1400 West Centerville, UT 84014 Attn: Chris Jones, Chief Executive Officer Telephone No.: (801) 298-1997 Email: chrjones@trugolf.com	with a copy (which will not constitute notice) to: ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 Attn: Cavas S. Pavri Telephone No.: (202) 724-6847 Email: cavas.pavri@afslaw.com

If to Sponsor, to: Bright Vision Sponsor LLC 595 Madison Avenue, 12th Floor New York, NY 10017 Attn: Ke Li, Managing Member Telephone No.: (917) 289-2776 Email: kli@llcpas.net with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Barry I. Grossman, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

and, if not the party sending the notice, to each of Purchaser and the Company (and each of their copies for notices hereunder).

(j) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only, in the case of an amendment, with the written consent of the Company, Purchaser and Sponsor, or, in the case of a waiver, with the written consent of the party against whom the waiver is to be effective. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(k) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

8

(l) Specific Performance. Sponsor acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Sponsor, money damages will be inadequate and that the Company will not have adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Sponsor in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Sponsor and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(m) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel, if applicable) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys ‘fees and costs, reasonably incurred by the prevailing party.

(n) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Sponsor, Purchaser and the Company, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Purchaser Stockholders entering into voting agreements with Purchaser or the Company. Sponsor has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in Purchaser or the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of Sponsor in and relating to the Shares of Sponsor shall remain vested in and belong to Sponsor, and the Company shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Purchaser or exercise any power or authority to direct Sponsor in the voting or disposition of any of the Shares, except as otherwise provided herein.

(o) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(p) Entire Agreement. This Agreement (together with the Merger Agreement and the Insider Letter to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement, any Ancillary Document or the Insider Letter. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Purchaser or the Company or any of the obligations of Sponsor under any other agreement between Sponsor and Purchaser or the Company or any certificate or instrument executed by Sponsor in favor of Purchaser or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Purchaser or the Company or any of the obligations of Sponsor under this Agreement.

(q) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(r) Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (i) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (ii) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Purchaser, the Company or Sponsor under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby provided that such other person does not take or direct or cause Sponsor to take any action in contravention of Sponsor’s obligations under this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

9

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

Purchaser:

DEEP MEDICINE ACQUISITION CORP.

By:	/s/ Humphrey Polanen
Name:	Humphrey Polanen
Title:	Chief Executive Officer

Company:

TRUGOLF, INC.

By:	/s/ Christopher Jones
Name:	Christopher Jones
Title:	Chief Executive Officer

{Additional Signature on the Following Page}

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

Sponsor:

BRIGHT VISION SPONSOR LLC

By:	/s/ Ke Li
Name:	Ke Li
Title:	Managing Member

Number of Shares of Purchaser Common Stock:

[Signature Page to Sponsor Support Agreement]